                                                                    Exhibit 3.25


                            ARTICLES OF INCORPORATION

                                       OF

                       QUINTILES PHASE ONE SERVICES, INC.

         The undersigned, a natural person, for the purpose of incorporating or organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the Kansas General Corporation Code, as amended and supplemented, does hereby adopt the following Articles of Incorporation.

         FIRST: The name of the corporation (hereinafter called the "corporation") is Quintiles Phase One Services, Inc.

         SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Kansas is c/o The Corporation Company, 515 South Kansas Avenue, Topeka, Kansas 66603.

         THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation is to engage in any lawful act or activity for which corporations may be incorporated or organized under the Kansas General Corporation Code.

         FOURTH: The total number of shares of stock which the corporation shall have authority to issue is ten thousand (10,000) shares of Common Stock, $.01 par value per share.

         FIFTH: The name and the mailing address of the incorporator are as follows:

       NAME                                         MAILING ADDRESS
       ----                                         ---------------
Denelle J. Waynick, Esq.                      c/o Gibbons, Del Deo, Dolan
                                              Griffinger & Vecchione
                                              One Riverfront Plaza
                                              Newark, New Jersey 07102

         SIXTH: The names and addresses of the initial Board of Directors who shall serve as directors until the first annual meeting of the stockholders or until their successors are elected and qualify are:

    NAME                                             MAILING ADDRESS
    ----                                             ---------------
James Bierman                                 c/o Quintiles Transnational
                                              4709 Creekstone Drive
                                              Suite 200
                                              Durham, North Carolina 27703

Joseph Clancy                                 c/o Quintiles Transnational
                                              4709 Creekstone Drive
                                              Suite 200
                                              Durham, North Carolina 27703

John Russell                                  c/o Quintiles Transnational
                                              4709 Creekstone Drive
                                              Suite 200
                                              Durham, North Carolina 27703

         SEVENTH: The corporation is to have perpetual existence.

         EIGHTH: The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by paragraph (8) of subsection (b) of
Section 17-6002 of the Kansas General Corporation Code, as the same may be amended and supplemented.

         NINTH: The corporation shall, to the fill lest extent permitted by
Section 17-6305 of the Kansas General Corporation Code, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

         TENTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the Kansas General Corporation Code at the time in force may be added or inserted in the manner and at the time prescribed by said Kansas General Corporation Code, and all rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article TENTH.

Executed on

                                                    /s/ Denelle J. Waynick
                                              ----------------------------------
                                               Denelle J. Waynick, Incorporator

STATE OF NEW JERSEY
                    ) SS:
COUNTY OF ESSEX

BE IT REMEMBERED that, on October 12, 2000, before me, a Notary Public duly authorized by law to take acknowledgment of deeds, personally came Denelle J. Waynick, the incorporator who is known to me, and who duly executed the foregoing Articles of Incorporation before me and acknowledged the same to be his act and deed, and that the facts therein stated are true.

         GIVEN under my hand and official seal on

                                                   /s/ Eleanore M. Doganier
                                              ----------------------------------
                                              Notary Public

[Seal]
                                                     ELEANORE M. DOGANIER
                                                 NOTARY PUBLIC OF NEW JERSEY
                                             MY COMMISSION EXPIRES JAN. 23, 2006